Exhibit 8.2(g)
Utah Project
Purchase Agreement


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                          SUPPLY AND PURCHASE AGREEMENT
                          FOR THE SUPPLY OF COAL FINES
                        AND THE PURCHASE OF COAL PRODUCT


                               DATED MARCH 7, 1997



                                  BY AND AMONG



                            COVOL TECHNOLOGIES, INC.

                              UTAH SYNFUEL #1, LTD.


                                       AND


                               COALTECH NO. 1 L.P.




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* This Exhibit contains confidential material which has been omitted pursuant to a Request for Confidential Treatment and replaced by asterisks. The omitted information has been filed separately with the Commission.





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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I.             DEFINITIONS...........................................  1
             Section 1.01      Definitions...................................  1

ARTICLE II.            MUTUAL OBLIGATIONS....................................  2
             Section 2.01      Purchase of Fines.............................  2
             Section 2.02      Sale of Covol Coal Products...................  2

ARTICLE III.           TERM OF AGREEMENT.....................................  3
             Section 3.01      Term Of Agreement.............................  3
             Section 3.02      Termination by Covol or Utah Synfuel for
                               Cause.........................................  3
             Section 3.03      Termination by Plant Owner for Cause..........  4
             Section 3.04      Termination upon Agreement....................  5

ARTICLE IV.            PURCHASE OF COAL FINES................................  6
             Section 4.01      Purchase of Fines.............................  6
             Section 4.02      Purchase Price................................  6
             Section 4.03      Covol's Covenants and Warranties..............  6
             Section 4.04      Plant Owner's Obligation to Operate the
                               Utah Project..................................  6
             Section 4.05      Order Procedure...............................  6
             Section 4.06      Deliver and Acceptance........................  7
             Section 4.07      Payment Terms.................................  7
             Section 4.08      Disposal Fees.................................  7

ARTICLE V.             SALE OF COVOL COAL PRODUCT............................  8
             Section 5.01      Sale of Covol Coal Product....................  8
             Section 5.02      Notice to Take................................  8
             Section 5.03      Purchase Price................................  8
             Section 5.04      Governmental Impositions......................  8
             Section 5.05      Delivery; Billing and Payment.................  8
             Section 5.06      Weighing......................................  8
             Section 5.07      Intentionally Omitted.........................  9
             Section 5.08      Force Majeure.................................  9

ARTICLE VI.            MISCELLANEOUS PROVISIONS.............................. 10
             Section 6.01  Independent Contractor............................ 10
             Section 6.02  Binding Effect.................................... 10

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             Section 6.03  Assignments....................................... 10
             Section 6.04  Accounting and Audit.............................. 10
             Section 6.05  Site Visits....................................... 11
             Section 6.06  Waiver............................................ 11
             Section 6.07  Remedies Cumulative............................... 11
             Section 6.08  Captions.......................................... 11
             Section 6.09  Applicable Law.................................... 11
             Section 6.10  Compliance with Laws and Regulations.............. 12
             Section 6.11  Notices........................................... 12
             Section 6.12  Integration; Amendment............................ 12
             Section 6.13  Contract Terms Binding on Parties' Employees,
                                Suppliers and Sub-Contractors................ 12




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                                                CONFIDENTIAL TREATMENT REQUESTED


                          SUPPLY AND PURCHASE AGREEMENT
                          FOR THE SUPPLY OF COAL FINES
                        AND THE PURCHASE OF COAL PRODUCT


         This Supply and Purchase Agreement (the "Agreement") is made and entered into this 7th day of March 1997 by and among COVOL TECHNOLOGIES, INC., a Delaware corporation ("Covol"), UTAH SYNFUEL #1, L.P., a Delaware limited partnership ("Utah Synfuel") and COALTECH NO. 1 L.P., a Delaware limited partnership (the "Plant Owner").

         WHEREAS, Reference is made to that certain Utah Project Purchase Agreement, dated as of March 7, 1997 (the "Purchase Agreement") by and between Covol and Utah Synfuel, as Sellers, on the one hand, and Plant Owner, as Buyer on the other hand. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

         WHEREAS, the parties are mutually unwilling to close the transfer of the Utah Project under the Purchase Agreement unless each of the parties hereto executes and delivers, and agrees to be bound by the terms of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and undertakings in this Agreement and the other Transaction Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.01 Definitions. All terms defined in the Purchase Agreement, unless the context otherwise requires, shall have the same meaning in this Agreement. In addition, unless the context otherwise requires, the terms defined in this Article I shall, for all purposes of this Agreement, have the meaning herein specified.

         (a) "Covol Coal Product" is a coal briquette produced utilizing the Coal Briquetting Technology at the Utah Project.

         (b) "Coal Briquetting Technology" shall have the meaning assigned to that term in the License and Binder Purchase Agreement entered into between Covol, Utah Synfuel and Plant Owner and entered into in connection with the Purchase Agreement.

         (c) "Fines" shall have the meaning set forth in Section 2.01.







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         (d) "Governmental  Imposition" shall mean any tax,  assessment,  fee or other charge imposed on the production, sale or purchase of CCP by any governmental body.

         (e) "License and Binder Purchase Agreement" means the License and Binder Purchase Agreement entered into between Covol, Utah Synfuel and Plant Owner and entered into in connection with the Purchase Agreement.

         (f) "Operation and Maintenance Agreement" means the Operation and Maintenance Agreement entered into between Covol, Utah Synfuel and Plant Owner and entered into in connection with the Purchase Agreement.

         (g)  "Ton" or "ton" shall mean two thousand pounds avoirdupois weight.


                                   ARTICLE II.
                               MUTUAL OBLIGATIONS

         Section 2.01 Purchase of Fines. Throughout the term of this Agreement, Plant Owner shall purchase all of its requirements of coal fines (the "Fines") for the operation of the Utah Project from Covol, and Covol shall sell to Plant Owner on a continuous basis all the Fines required by Plant Owner for the operation of the Utah Project, on the terms and conditions set forth herein; provided however, that if the term of the Agreement shall be extended beyond December 31, 2007, Covol shall only be required to utilize its best efforts to supply Fines. During the initial term of this Agreement (ending December 31, 2007), in the event that Covol is unable from time to time to provide sufficient Fines to satisfy Plant Owner's requirements in order to maintain desired levels and quality of production, Plant Owner may purchase suitable Fines from other sources and Covol shall reimburse Plant Owner for the amount the purchase price of such other Fines exceeds the price to be charged by Covol under this Agreement.

         Section 2.02 Sale of Covol Coal Products. Throughout the term of this Agreement, (i) Plant Owner shall use its best efforts to operate the Utah Project at not less than targeted capacity as described in the Financial Projections attached as Exhibit 2.02 and for the exclusive purpose of processing Fines into Covol Coal Product and, except as otherwise expressly provided in this Section 2.02 or in Section 5.02 below, shall sell all such Covol Coal Product output from the Utah Project exclusively to Utah Synfuel, and (ii) except as otherwise expressly provided in this Section 2.02 or in Section 5.02 below, Utah Synfuel shall purchase from Plant Owner all such Covol Coal Product output from the Utah Project, on the terms and conditions set forth herein. Notwithstanding the immediately preceding sentence, the Plant Owner shall have the right to sell Covol Coal Product to any one or more third parties at any time and from time to time at a price which is greater than the price which would then be applicable for a sale of such Covol Coal Product to Utah Synfuel hereunder, subject to Utah Synfuel's right of first refusal to purchase such Covol Coal Products as follows:

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                  (a) If Plant Owner shall desire to sell any Covol Coal Product to any third party, Plant Owner shall deliver to Utah Synfuel at least four (4) calendar days advance written notice thereof, specifying the price at which Plant Owner proposes to sell such Covol Coal Product to such third party (the "Third Party Price"), which notice shall constitute an offer by Plant Owner to sell such Covol Coal Product to Utah Synfuel at the Third Party Price and, in all other respects, in accordance with the terms and conditions hereof.

                  (b) If Utah  Synfuel  desires to accept an offer  described in
         Section 2.02(a) above, then Utah Synfuel shall deliver to Plant Owner a written acceptance of such offer within three (3) calendar days following Utah Synfuel's receipt of such offer.

                  (c) If Utah Synfuel shall not have accepted an offer described in Section 2.02(a) above within the acceptance period described in
         Section 2.02(b) above, then Plant Owner shall have the right to sell such Covol Coal Product to such third party for the Third Party Price specified in such offer.


                                  ARTICLE III.
                                TERM OF AGREEMENT

         Section 3.01 Term Of Agreement. The term of this Agreement shall commence on the date of this Agreement and shall expire on the Expiration Date (as defined below), unless earlier terminated or extended according to the provisions of this Agreement. As used herein, the term "Expiration Date" shall mean the later of (i) December 31, 2007, or (ii) the date on which, as a result of one or more amendments to the Internal Revenue Code of 1986 (the "1986
Code"), Covol Coal Product produced at the Utah Project shall cease to constitute "qualified fuels" with respect to which Plant Owner shall be entitled to claim federal income tax credits pursuant to Section 29 of the 1986 Code.

         Section 3.02 Termination by Covol or Utah Synfuel for Cause. The term of this Agreement may be terminated by Covol or Utah Synfuel upon the occurrence of any of the following events:

                  (a) If Plant Owner fails to perform any of its material obligations under this Agreement, and if Plant Owner does not cure such failure within thirty (30) days from the date of its receipt of a written notice from Covol or Utah Synfuel clearly describing such failure and demanding cure, then this Agreement shall terminate without further notice upon the expiration of such thirty (30) day period.

                  (b)      Plant Owner shall:


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                           (i)   Become insolvent or generally unable to pay its
                  debts as they become due;

                           (ii) Apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of its creditors;

                           (iii) In the absence of any such application, consent
                  or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or a substantial portion of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                           (iv) Permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of it, and, if any such case or proceeding is not commenced by it, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed;

                           (v) Take any formal action authorizing, or in furtherance of, any of the foregoing; or

                           (vi) Permit or suffer to exist a  violation,  default
                  or breach by Plant Owner under any material agreement, document or instrument, including the Transaction Documents, to which Plant Owner or its affiliates is a party, the consequences of which could reasonably be expected to have a material adverse effect on Covol or Utah Synfuel and does not cure, or commence to cure, such violation, default or breach within (A) thirty (30) days of written notice of such violation, default or breach or (B) within the period allowed by the Transaction Document.

         Section 3.03 Termination by Plant Owner for Cause. The term of this Agreement may be terminated by Plant Owner upon the occurrence of any of the following events:

                  (a) If either Utah Synfuel or Covol fails to perform in a timely manner any material obligation required to be performed by it under this Agreement, and if it does not cure such failure within thirty (30) days of the date of its receipt of a written notice from Plant Owner clearly describing such failure and demanding cure, then this Agreement shall terminate without further notice upon the expiration of such thirty (30) day period; or.

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                  (b)      Either Covol or Utah Synfuel shall:

                           (i) Become insolvent or generally unable to pay its debts as they become due;

                           (ii) Apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of its creditors;

                           (iii) In the absence of any such application, consent
                  or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or a substantial portion of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                           (iv) Permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of it, and, if any such case or proceeding is not commenced by it, such case or proceeding shall be consented to or acquiesced in by it or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

                           (v) Permit or suffer to exist a violation, default or
                  breach by Utah Synfuel or Covol under any material agreement, document or instrument, including the Transaction Documents, to which Utah Synfuel or Covol or their affiliates is a party, the consequences of which could reasonably be expected to have a material adverse effect on Plant Owner, and Covol or Utah Synfuel, as the case may be, does not cure, or commence to cure, such violation, default or breach within (A) thirty (30) days of written notice of such violation, default or breach or
                  (B) within the period allowed by the Transaction Document.

                           (vi) Take  any  formal  action   authorizing,  or  in
                  furtherance of, any of the foregoing.

         Section  3.04  Termination  upon  Agreement.   This  Agreement  may  be
terminated at any time, without cause, upon mutual written agreement of all of the parties hereto.



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                                   ARTICLE IV.
                             PURCHASE OF COAL FINES

         Section 4.01 Purchase of Fines. The Fines purchased by Plant Owner from Covol pursuant to the terms of Section 2.01 above shall be purchased and sold in accordance with the terms of this Article IV.

         Section 4.02 Purchase Price. The purchase price for each Ton of Fines purchased by Plant Owner from Covol hereunder shall be equal to the sum of (a) a reasonable fee for the washing of the Fines determined by reference to fees customarily paid in the coal industry for such services received from an independent party, (b) the cost to Covol of such Fines and (c) the reasonable costs of transportation of the Fines to the Plant.

         Section 4.03 Covol's  Covenants   and   Warranties.   Covol  covenants,
represents and warrants to Plant Owner as follows:

                  (a) Covol shall convey to Plant Owner good title to all Fines purchased by Plant Owner from Covol hereunder, free and clear of any and all liens, claims and encumbrances of any type whatsoever.

                  (b) To the extent necessary, Covol shall wash all Fines purchased by Plant Owner hereunder. Such services shall be performed by Covol at the Utah Project in a commercially reasonable manner.

                  (c) All Fines purchased by Plant Owner from Covol hereunder shall be of such quality and nature (including without limitation moisture content and the types and levels of ash and other impurities therein) as to be suitable for processing at the Utah Project using the Coal Briquetting Technology so as to produce Covol Coal Product which satisfies the chemical change conditions of the IRS Private Letter Rulings No. 9549025 and No. 9701041, dated September 8, 1995 and October 4, 1996, respectively in order for the Covol Coal Product to constitute "qualified fuel" for purposes of Section 29 of the Internal Revenue Code of 1986.

         Section 4.04 Plant Owner's Obligation to Operate the Utah Project. The Plant Owner shall in good faith use its best efforts to keep the Utah Project in operation and to operate the Utah Project such that it can consistently and substantially use Fines and produce the Covol Coal Product using the Coal Briquetting Technology and improvements on the terms and conditions set forth in the License and Binder Purchase Agreement.

         Section 4.05 Order Procedure. Plant Owner shall deliver all purchase orders for Fines to Covol at least thirty (30) days in advance of the first day of the month in which delivery of such Fines is required under such purchase


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order,  and all such purchase  orders  received by Covol during the term of this
Agreement shall be deemed to have been accepted by Covol. (For example, Plant Owner shall deliver a purchase order for December delivery by no later than November 1st). Each such purchase order shall be delivered either (i) in writing, or (ii) orally by telephone by an authorized agent of Plant Owner (subject to the condition that it is followed by a written purchase order within 24 hours). Such purchase orders shall be sent to Covol at such address as Covol shall direct.

         Section 4.06 Deliver and Acceptance. All Fines purchased hereunder shall be delivered F.O.B. the Utah Project at which time and upon acceptance thereof title to the Fines shall pass to Plant Owner. Covol shall provide trucks or otherwise arrange for transportation of the Fines to the Utah Project. Covol shall bear the expenses of loading and tarping such trucks, and all such shipments of Fines shall be subject to Covol guidelines for transportation. Plant Owner shall bear the expense of unloading the trucks. The weight of Fines in each delivery shall be determined by a comparison of the weight, on Covol's scales, of the delivery truck immediately prior to unloading and its weight, on Covol's scales, immediately following unloading, as reflected in customary weighing certificates. At Plant Owner's request and expense from time to time, Plant Owner shall have the right to inspect Covol's scales for accuracy, and any necessary adjustments to the quantities of Fines sold hereunder shall be made to reflect any inaccuracies in such scales which may be identified. Plant Owner shall have a reasonable opportunity to sample Fines delivered to it hereunder to confirm that such Fines conform to the terms and requirements hereof, and Plant Owner shall not be deemed or required to accept any such Fines prior to the completion of such sampling. Covol shall have no risk of loss after title to the Fines has passed to Plant Owner.

         Section 4.07 Payment Terms. Payment of the purchase price for Fines hereunder is due on or before the fourteenth (14th) day following receipt by Plant Owner of an invoice that conforms to the terms of this Agreement. Invoices shall be submitted no more than weekly and may be submitted at any time at or following delivery of the Fines to which they relate. All invoices submitted by Covol to Plant Owner shall state the date, tonnage weight and BTU content of each shipment of Fines covered by the invoice. Plant Owner will pay a late fee of 1.5% per month for invoices delinquent thirty (30) days or longer. Payment shall be sent to Covol at such address as Covol shall direct in the invoices.

         Section 4.08 Disposal Fees. Throughout the term of this Agreement, Covol shall arrange for and shall effect the prompt and efficient disposal of all ash materials resulting from the washing of the Fines (the "Ash Materials") in strict compliance with all applicable Hazardous Materials Laws. In consideration of the services provided by Covol pursuant to this Section 4.08, Plant Owner shall pay to Covol a fee (the "Disposal Fee") equal to a reasonable amount determined by reference to fees customarily paid in the coal industry for such services received from an independent party. Such Disposal Fee shall be paid monthly, within thirty (30) days of receipt of an invoice from Covol.


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                                           **** Confidential Treatment Requested

                                   ARTICLE V.
                           SALE OF COVOL COAL PRODUCT

         Section 5.01 Sale of Covol Coal Product. The Covol Coal Product sold by Plant Owner to Utah Synfuel pursuant to the terms of Section 2.02 above shall be sold in accordance with the terms of this Article V.

         Section 5.02 Notice to Take. Plant Owner shall deliver to Utah Synfuel no less than fourteen (14) days advance notice of each delivery of Covol Coal Product which Plant Owner proposes to make to Utah Synfuel in accordance with the terms hereof, designating the proposed quantity of such Covol Coal Product and the proposed delivery date (a "Take Notice"). Utah Synfuel shall be obligated to accept the quantity of Covol Coal Product specified in such Take Notice on the proposed delivery date.

         Section 5.03 Purchase Price. The purchase price for Covol Coal Product sold by Plant Owner to Utah Synfuel hereunder shall be the sum of (i) the cost to Plant Owner of the Fines used to manufacture such Covol Coal Product, (ii) the cost to Plant Owner of the Proprietary Binder Material used pursuant to the License and Binder Purchase Agreement to produce such Covol Coal Product, (iii) the Disposal Fee relating to such Covol Coal Product, (iv) the Costs incurred by Plant Owner under the Operation and Maintenance Agreement relating to such Covol Coal Product, and (v) **** per ton of such Covol Coal Product (the "Coal Product Price").

         Section 5.04 Governmental Impositions.  Subject to the terms of Section
5.03 above, the cost of any and all Government Impositions relating to Covol Coal Product sold by Plant Owner to Utah Synfuel hereunder shall be the sole responsibility of Plant Owner.

         Section 5.05 Delivery; Billing and Payment. All deliveries of Covol Coal Product hereunder shall be made to Utah Synfuel F.O.B. the Utah Project at which time title to the Covol Coal Product shall pass to Utah Synfuel, and Utah Synfuel shall make all necessary arrangements for the shipment of such Covol Coal Product from the Utah Project. Plant Owner shall provide Utah Synfuel with a multiple copy delivery notice that accurately describes each such shipment of Covol Coal Product, reflecting Plant Owner's name, delivery date, weight and any other applicable data which may be requested including BTU content. One copy of such notice shall be retained by Plant Owner and the remaining copies shall be delivered to Utah Synfuel. Payment of the purchase price for Covol Coal Product sold to Utah Synfuel hereunder shall be due within fourteen (14) days of the receipt of an invoice from such Covol Coal Product delivered to Utah Synfuel. Any amounts not paid by Utah Synfuel when due hereunder shall bear interest from such due date at the rate of 1.5% per month until paid.

         Section 5.06  Weighing.  The weight of Covol Coal Product sold by Plant
Owner to Utah Synfuel hereunder shall be determined by a comparison of the weight, on Covol's scales, of the transporting vehicle immediately prior to


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loading and its weight, on Covol's scales,  immediately  following  loading,  as reflected in customary weighing certificates. At Plant Owner's request and expense from time to time, Plant Owner shall have the right to inspect Covol's scales for accuracy, and any necessary adjustments to the quantities of Covol Coal Product sold hereunder will be made to reflect any inaccuracies in such scales that may be identified.

         Section 5.07      Intentionally Omitted.

         Section 5.08 Force Majeure. "Plant Owner's Force Majeure" as used herein shall mean a cause reasonably beyond the control of Plant Owner which, wholly or in substantial part, prevents the processing, loading or delivery of Covol Coal Product. "Covol Force Majeure" or "Utah Synfuel's Force Majeure" as used herein shall mean a cause reasonably beyond the control of Covol or Utah Synfuel which, wholly or in substantial part, directly or indirectly prevents or restricts the delivery of Fines by Covol or the unloading, storing or burning of Covol Coal Product by Utah Synfuel's third-party purchasers at their facilities. Examples (without limitation) of force majeure are the following: acts of God; acts of the public enemy; insurrections; riots; strikes; labor disputes; work stoppages; fires; explosions; floods; electric power failures, breakdowns of or damage to generating or preparation plants; interruptions to or contingencies of transportation, including (but not limited to) force majeure as defined in the applicable tariff rail contract; embargoes; and orders or acts of civil or military authority (including, without limitation, a city or county ordinance, an act of a state legislature, or an act of the United States Congress); provided, however, for the purposes of this Agreement, force majeure shall not include, and neither party hereto shall be excused from performance because of, the development or existence of economic conditions which may adversely affect the anticipated profitability of such party's activities hereunder, acts or omissions of such party which constitute mismanagement or fraud on the part of such party, or reduced productivity of labor employed by such party in its activity hereunder.

         If, because of a Covol Force Majeure or Utah Synfuel's Force Majeure, Covol or Utah Synfuel is unable to carry out its obligations under this Agreement, and if Covol or Utah Synfuel gives Plant Owner notice of such force majeure, the obligations and liabilities of Covol or Utah Synfuel and the corresponding obligations of Plant Owner shall be suspended to the extent made necessary by and during the continuance of such force majeure; provided, however, that the disabling effects of such force majeure shall be eliminated as soon as and to the extent possible (except that either party may settle any of its own labor disputes, strikes, or terminate any of its own lockouts in its sole discretion).

         If, because of Plant Owner's Force Majeure, Plant Owner is unable to carry out its obligations under this Agreement, and if Plant Owner gives Covol and Utah Synfuel notice of such force majeure, the obligations and liabilities of Plant Owner and the corresponding obligations of Covol and Utah Synfuel shall be suspended to the extent made necessary by and during the continuance of such


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force  majeure;  provided,  however,  that the  disabling  effects of such force majeure shall be eliminated as soon as and to the extent possible (except that either party may settle any of its own labor disputes, strikes, or terminate any of its own lockouts in its own sole discretion).

         It is agreed that (i) no force majeure hereunder shall restrict the exercise of Plant Owner's rights under that certain Abandonment Option Agreement executed by and between Plant Owner and Covol in connection with the Purchase Agreement, and (ii) in the event that any valid act, law, ordinance, rule or regulation of a municipality, county, state or the United States government, or final judicial decision, judgment or order, is adopted or passed after January 1, 1997, which either (a) directly prohibits the processing contemplated hereunder or (b) directly or indirectly imposes significant burdens or restrictions upon the delivery of Fines by Covol or the unloading, storage or burning of such Covol Coal Product by Utah Synfuel or its third-party purchasers, then the existence and implementation of such act, law, ordinance, rule, regulation, decision, judgment or order shall constitute an event of permanent force majeure whereupon this Agreement may be terminated by the party so affected upon notice to the other party.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         Section 6.01 Independent Contractor. This Agreement is a contract for the (i) sale of Fines by Covol to Plant Owner, and (ii) the sale of Covol Coal Product by Plant Owner to Utah Synfuel. The parties recognize and agree that Plant Owner is neither an agent or employee of Covol or Utah Synfuel nor an affiliate of Covol or Utah Synfuel, and that Plant Owner is free to perform, by such means and in such manner as Plant Owner may choose, all work in pursuance of commitments hereunder.

         Section 6.02 Binding Effect. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns, as permitted under
Section 6.03.

         Section 6.03 Assignments. No party hereto may assign its rights under this Agreement without the prior written approval of each other party hereto, which approval may be withheld by any party for any reason or for no reason in its sole discretion, except that (i) Covol shall have the right to assign its rights and obligations under this Agreement to any entity which is controlled by Covol and of which Covol owns, directly or indirectly, at least eighty percent (80%) of each class of its outstanding securities (a "Covol Subsidiary"), provided that no such assignment shall release Covol from its obligations hereunder, and (ii) Plant Owner shall have the right to assign its rights and obligations under this Agreement to Covol in connection with any sale by Plant Owner to Covol of substantially all of the assets of the Utah Project.

         Section 6.04 Accounting and Audit. Plant Owner shall keep full and complete books and records relating to its purchase and receipt of Fines and its


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sale and delivery of Covol Coal  Product  under this  Agreement.  Such books and
records  shall  be  kept  in  accordance  with  generally  accepted   accounting
principles consistently applied, and Plant Owner shall retain such books and records for at least seven (7) years after this Agreement is terminated or expires. Plant Owner shall make such records available to Covol and Utah Synfuel, their accountants, auditors or other authorized representatives, who shall, at their own expense and after giving adequate notice, be afforded access to and be permitted to examine such records at all reasonable times during normal business hours. Covol (and its Affiliates) shall retain for a period of seven (7) years and make available for inspection or copying to Plant Operator, its accountants, auditors or other representatives, all invoices and other documentation whereby Utah Synfuel shall resell the Covol Coal Product which specifies the Btu content of such Covol Coal Product. It is expressly understood and agreed that the provisions of this Section shall survive the termination or expiration of this Agreement.

         Section 6.05 Site Visits. Utah Synfuel or its designated agent shall have the right at all reasonable times and during normal business hours, at its sole risk and expense, to enter upon the Plant Owner's property and/or other appropriate locations, whether such entry is announced or unannounced, for any of the following purposes: (a) to observe and examine the method, equipment and manner of mining, producing, storing, washing, blending, crushing, loading, unloading, transporting, sampling, weighing, analyzing, and other handling of Covol Coal Product to be sold and delivered under this Agreement; (b) to take samples of Covol Coal Product for Utah Synfuel's analyses; or (c) in connection with any accounting, audit, or examination of Plant Owner's records. Utah Synfuel's representative shall check in with the appropriate personnel at the entrance to Plant Owner's facility prior to entering onto Plant Owner's property. No observation or examination by Utah Synfuel shall be deemed as a waiver of any of Utah Synfuel's rights or relieve Plant Owner of any obligation of this Agreement.

         Section 6.06 Waiver. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any right hereunder, shall not be construed as a waiver of such provision or right. Time is of the essence of this Agreement.

         Section 6.07 Remedies Cumulative. Except as otherwise provided herein, remedies provided under this Agreement shall be cumulative and in addition to other remedies provided at law or in equity. All such remedies shall survive the termination or expiration of this Agreement.

         Section 6.08  Captions.  The  captions   to  sections  hereof  are  for
convenience only and shall not be considered in construing the intent of the parties.

         Section 6.09 Applicable Law. All questions concerning the execution, construction, performance, breach or enforcement of this Agreement shall be construed under the substantive laws of the State of Utah and not just the Utah laws regarding conflicts of laws.


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         Section 6.10 Compliance with Laws and  Regulations.  In connection with the performance of this Agreement, each party hereto agrees to comply in all material respects with applicable governmental laws and regulations. Each party hereto agrees and warrants that it or its agent will acquire and maintain, in a timely manner, all licenses and permits required by governmental authorities to perform its obligations under this Agreement.

         Section 6.11 Notices. All notices to or demands or requests of the parties hereto shall be given pursuant to the terms of the Purchase Agreement.

         Section 6.12 Integration; Amendment. This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein and/or in the
Transaction Documents. The Transaction Documents supersede all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof.

         Section 6.13 Contract Terms Binding on Parties' Employees, Suppliers and SubContractors. Each party shall require each of its employees, suppliers, and sub-contractors performing obligations under the Agreement or having access to the Agreement in the performance of duties for such party to be bound by the terms and conditions of the Agreement, including without limitation the terms containing obligations and responsibilities respecting the Coal Briquetting Technology and confidentiality of information.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto.


                              UTAH SYNFUEL #1, LTD.:
                              By:  Covol Technologies, Inc.
                              Its: General Partner

                              By: /s/ Brent M. Cook
                              Name:       Brent M. Cook
                              Title:      President of Covol Technologies, Inc.
                              Its:        General Partner

                              COALTECH NO. 1 L.P.:
                              By:         Covol Technologies, Inc.
                              Its:        General Partner

                              By:         /s/ Alan D. Ayers
                              Name:       Alan D. Ayers
                              Title:      C.O.O. of Covol Technologies



                              COVOL TECHNOLOGIES, INC.

                              By: /s/ Brent M. Cook
                              Name:       Brent M. Cook
                              Title:      CEO/President

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